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                            SUPREMA SPECIALTIES, INC.

                                       AND

                         HOBBS MELVILLE SECURITIES CORP.







                                WARRANT AGREEMENT







                            Dated as of July __, 2000









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         WARRANT AGREEMENT dated as of July __, 2000, between Suprema
Specialties, Inc., a New York corporation (the "Company"), and Hobbs Melville Securities Corp., a Delaware corporation (the "Underwriter").

                              W I T N E S S E T H :

         WHEREAS, pursuant to the Underwriting Agreement, dated as of July __, 2000, among the Underwriter, the Company and certain selling stockholders (the "Underwriting Agreement"), the Underwriter has agreed to act as representative of the underwriters in a public offering (the "Offering") pursuant to the Securities Act of 1933, as amended (the "Act") of up to 1,100,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock");

         WHEREAS, pursuant to the Underwriting Agreement, the Company has agreed to sell the Underwriter, for consideration of $110 in the aggregate, warrants (the "Warrants") to purchase 110,000 shares of Common Stock and any of the other securities issuable upon exercise of the Warrants as provided for herein (collectively, the "Warrant Shares") at a price per share equal to 140% of the per share price at which the shares of Common Stock are offered to the public in the Offering (the "Offering Price") (subject to adjustment as provided herein) as part of the compensation in connection with the Offering;

         WHEREAS, a registration statement on Form S-2 (File No. 333-36716) (the "Registration Statement") has been prepared by the Company in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Rules and Regulations");

         NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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         1.   Grant.

         1.1 Term and Price per Share. The Underwriter is hereby granted the right, for a period of four (4) years commencing one (1) year after the effective date of the Registration Statement (the "Warrant Exercise Term"), to purchase the Warrant Shares at a price per share equal to 140% of the Offering Price per share (subject to adjustment as provided in Section 8 herein.)

         1.2 Consideration. As consideration for the grants of the Warrants hereunder, the Underwriter shall pay to the Company, by certified or official bank check in New York Clearing House funds, the aggregate of $110.

         2. Warrant Certificates. The warrant certificates delivered and to be delivered pursuant to this Agreement (the "Warrant Certificates") shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

         3.   Exercise of Warrant.

         3.1 Cash Exercise. The Warrants are payable by certified or official bank check in New York Clearing House funds. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Shares at the Company's principal offices (currently located at 510 East 35th Street, Paterson, New Jersey 07543), the registered holder of a Warrant Certificate shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased (the holder of a Warrant Certificate, a Warrant Share or a Registrable Security (defined herein) to be referred to as a "Holder" in the singular and "Holders" in the plural). The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Warrant Shares). In the case of the purchase of less than all the Warrant Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable thereunder.

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         3.2  Cashless Exercise.

              (a) At any time during the Warrant Exercise Term, a Holder may, at its option, exchange the Warrants represented by such Holder's Warrant Certificate, in whole or in part (a "Warrant Exchange"), into the number of fully paid and non-assessable Warrant Shares determined in accordance with this
Section 3.2, by surrendering such Warrant Certificate at the principal office of the Company or at the office of its transfer agent, accompanied by a written notice stating such Holder's intent to effect such exchange, the number of Warrants to be exercised (the "Exercised Warrants") and the date on which the Holder requests that such Warrant Exchange occur (collectively, the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange, or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Warrant Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant Certificate of like tenor evidencing the balance of the Warrant Shares remaining subject to the Holder's Warrant Certificate, shall be issued as of the Exchange Date and delivered to the Holder. In connection with any Warrant Exchange, the number of Warrant Shares, if applicable, issued pursuant to this Section 3.2(a) shall be equal to:

                  (i) the number of Exercised Warrants less

                  (ii) the quotient obtained by dividing (A) the product of the number of Exercised Warrants and the Exercise Price per share on the Exchange Date by (B) the Market Price (as defined in Section 3.2(b)) of a share of Common Stock on the Exchange Date.

              (b) As used in this Agreement, the term "Market Price" on any date shall be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the preceding five (5) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to

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trading or as reported on the Nasdaq National Market System (the "Nasdaq"), or,
if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq, the last reported sale price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the Nasdaq or similar organization if the Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on the Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it for the two (2) days immediately preceding the Exchange Date.

         4.   Issuance of Certificates.

         4.1 Time of Delivery; Taxes. Upon the exercise of the Warrants pursuant to Section 3 hereof, the issuance of Warrant Certificates, certificates for Warrant Shares or other properties or rights underlying such Warrants shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Section 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. In the event that, upon exercise of the Warrants, the Warrant Shares to be issued shall constitute "restricted securities" (as defined in Regulation D promulgated under the Act), then the Holder shall, if reasonably requested by the Company, confirm in writing to the Company that the Warrant Shares so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward any distribution or resale that would violate the registration or qualification provisions of the Act or any state securities laws.

         4.2 Signatures. The Warrant Certificates and the certificates representing the Warrant Shares (and/or other property or rights issuable upon the exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         5.   Restriction on Transfer of Warrants.

         5.1 Restrictive Legend. Upon exercise, in part or in whole, of the Warrants, certificates representing the Warrant Shares shall bear a legend substantially similar to the legend set forth in Section 7.1.

         5.2 Covenant. The Holder of a Warrant, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof.

         5.3 Transferability. The Warrants may not be sold, transferred, assigned or hypothecated for two (2) years from the date of the Registration Statement, except to officers and partners of the Underwriter and members of the Underwriter's selling group participating in the Offering.

         6.   Exercise Price.


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         6.1  Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the "Initial Exercise Price" of each Warrant shall be equal to 140% of the Offering Price per share. The "Adjusted Exercise Price" shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

         6.2 Exercise Price. The term "Exercise Price" as used herein shall mean the Initial Exercise Price or the Adjusted Exercise Price, depending upon the context.

         7.   Registration Rights.

         7.1 Registration Under the Securities Act of 1933. Unless the Warrant Shares have been registered under the Act pursuant to an effective registration statement, upon exercise, in part or in whole, of the Warrants, certificates representing the Warrant Shares shall bear substantially the following legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

         7.2  Piggyback Registration.

              (a) If, at any time during the Warrant Exercise Term, the Company proposes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-8) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Underwriter and to all other Holders of the Registrable Securities (as defined in Section 7.2(c)). If any Holder of a Registrable Security (each, a "Requesting Holder") notifies the Company within ten (10) days after receipt of the notice of its desire to include any such securities in the proposed registration statement, the Company shall afford such Requesting Holder the opportunity to have any such Registrable Securities registered under such registration statement.

              (b) Notwithstanding the foregoing, if, in the written opinion of the Company's managing underwriter, if any, for such offering, the inclusion of all of a portion of the Registrable Securities requested to be registered,

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when added to the securities being registered by the Company or any selling shareholder(s), will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then-current Market Value, or (ii) without otherwise materially adversely affecting the entire offering, then the Company may exclude from any offering which includes only securities to be sold by the Company, all or a portion of the Registrable Securities which the managing underwriter states in writing will materially and adversely affect the offering it has been requested to register; provided, however, that in the event that the Company agrees to register securities of any other holder of the Company's Common Stock (or securities convertible into or exercisable for the Common Stock) on the date of this Agreement or affiliate of such holder in a separate prospectus within six (6) months of the effectiveness of such offering, the Company will include all Registrable Securities proposed to be sold by a Requesting Holder in such prospectus as long as the Requesting Holder agrees not to publicly sell such Registrable Securities, without the consent of the managing underwriter, for a period of up to twelve (12) months from the effective date of the registration statement for the underwritten offering, but in no event longer than the period to which any such other holder of the Company's Common Stock (or securities convertible into or exercisable for the Common Stock) on the date of this Agreement or affiliate of such holder has similarly agreed. If securities are proposed to be offered for sale pursuant to the registration statement relating to the underwritten offering by other security holders of the Company and the managing underwriter requests that the total number of securities to be offered by the Requesting Holders and such other selling security holders be reduced (which request shall be made only for the reasons and in the manner set forth above), the aggregate number of Registrable Securities to be offered by the Requesting Holders pursuant to such registration statement shall bear the same ratio to the maximum number of securities that the managing underwriter believes may be included for all the selling security holders (including the Requesting Holders) as the original number of Registrable Securities proposed to be sold by the Requesting Holders bears to the total original number of securities proposed to be sold by all the selling security holders (including the Requesting Holders); provided, however, that in the event that the Company agrees to register securities of any other holder of the Company's Common Stock (or securities convertible into or exercisable for the Common Stock) on the date of this Agreement or affiliate of such holder in a separate prospectus within six (6) months of the effectiveness of such offering, the Company will include all Registrable Securities proposed
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to be sold by a Requesting Holder in such prospectus as long as the Registered
Holder agrees not to publicly sell such Registrable Securities, without the consent of the managing underwriter, for a period of up to twelve (12) months from the effective date of the registration statement for the underwritten offering, but in no event longer than the period to which any such other holder of the Company's Common Stock (or securities convertible into or exercisable for the Common Stock) on the date of this Agreement or affiliate of such holder has similarly agreed. Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

              (c) As used herein, the term "Registrable Security" includes each Warrant and Warrant Share; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination: (i) it has been effectively registered under the Act and disposed of pursuant thereto; (ii) registration under the Act is no longer required for subsequent public distribution of such security or (iii) it has ceased to be outstanding. The term "Registrable Securities" includes any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 7.

         7.3  Demand Registration.

              (a) At any time during the Warrant Exercise Term, the Holders of Registrable Securities representing a "Majority" (as defined in Section 7.4(i)) of such securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the rights under Section 7.2 hereof), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company

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and counsel for such Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Registrable Securities for twelve (12) consecutive months by such Holders and any other Holders of the Registrable Securities who notify the Company within ten (10) days after receiving notice from the Company of such request.

              (b) The Company covenants and agrees to give written notice of any Demand Registration Request to all registered Holders of the Registrable Securities within ten (10) days from the date of the Company's receipt of any such Demand Registration Request (the "Demand Registration Notice"). Such Demand Registration Notice shall state that Holders have the right to have the Company include their Registrable Securities in such registration statement, provided that the Holders notify the Company in writing within ten (10) days. After receiving a Demand Registration Notice from the Company as provided within
Section 7.3(b) hereof, the Holders of Registrable Securities may request that the Company include their Registrable Securities in the registration statement to be filed pursuant to Section 7.3(a) hereof by notifying the Company in writing within ten (10) days of their receipt of the Demand Registration Notice; provided, however, that (i) the Company may delay the filing of the registration statement for an additional period of thirty (30) days beyond the period specified in Section 7.4(a) if, at the time of receipt of a Demand Registration Request, there is pending with the Company an undisclosed material transaction that would be required to be disclosed in such registration statement; and (ii) the Company's obligations pursuant to Section 7.4(a) hereof are contingent upon the Holders' compliance with their obligations under this Agreement.

              (c) The Company shall not be required to file a registration statement pursuant to a Demand Registration Request if within twenty (20) days after it receives such Demand Registration Request, the Company commits in writing to purchase (i) any and all Warrants at the price equal to the Market Price described in clause (ii) of this sentence, less the Exercise Price of such Warrants, and (ii) any and all Warrant Shares at the price per share of the Common Stock's Market Price on the date of the Demand Registration Request. Such repurchases shall be by certified or bank check and shall occur within ten (10) days after the date the Company makes such written commitment. Nothing in this
Section 7.3(c) shall obligate any Holder to sell any Warrant and/or Warrant Share to the Company pursuant to such commitment.

         7.4 Covenants of the Company With Respect to Registration. In connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

              (a) In connection with any registration under Section 7.3 hereof, the Company shall file a registration statement as expeditiously as possible, but in any event, except as otherwise provided in Section 7.3(b), no later than sixty (60) days following receipt of any demand therefor, shall use its best efforts to have any registration statement declared effective at the earliest possible time, shall maintain the effectiveness thereof for at least twelve (12) months (or such longer period as may be required by paragraph (g) below), and shall furnish each Holder of Registrable Securities such number of prospectuses as shall reasonably be requested.

              (b) Except as otherwise specifically provided in Section 7.4(h)(v) hereof, the Company shall pay all costs (excluding fees and expenses of Holders' counsel and any underwriting or selling commissions), fees and

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expenses in connection with all registration statements filed pursuant to
Section 7 hereof, including, without limitation, the Company's legal and accounting fees, printing expenses as well as "blue sky" fees and expenses.

              (c) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a registration statement for offering and sale under the securities or "blue sky" laws of such states as are reasonably requested by the Holders, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

              (d) The Company shall indemnify any Holder of the Registrable Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holder within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement, but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 8 of the Underwriting Agreement.

              (e) The Holders of the Registrable Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 8 of the

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Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the Company.

              (f) Nothing contained in this Agreement shall be construed as requiring any Holder to exercise its Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

              (g) In connection with any registration statement filed in response to a Demand Registration Request pursuant to Section 7.3 hereof, the Company shall use its reasonable efforts not to permit the inclusion of any securities outstanding on the date of this Agreement (or issuable upon exercise of warrants outstanding on the date of this Agreement) other than the Registrable Securities in such demand registration statement or permit any other registration statement relating to such other securities outstanding on the date of this Agreement (or issuable upon exercise of warrants outstanding on the date of this Agreement), other than (i) on Form S-8 or (ii) securities whose holders are entitled to registration rights as of the date hereof, to become effective during the first six (6) months following the effectiveness of a registration statement filed under Section 7.3 hereof, without the prior written consent of the Holders of the Registrable Securities representing a Majority of such securities (assuming the exercise of all Warrants). In the event the Company is required to include securities outstanding on the date of this Agreement (or issuable upon exercise of warrants outstanding on the date of this Agreement) other than the Registrable Securities in a registration statement filed under
Section 7.3 hereof or in a separate registration statement (other than on Form S-8 or with respect to securities whose holders are entitled to registration rights as of the date hereof) within six (6) months after the effectiveness of a registration statement filed pursuant to this Section 7.3, the twelve (12) month period pursuant to Section 7.3(a) shall be extended for an additional six (6) months.

              (h) The Company shall have no obligation pursuant to Section 7.3 hereof to effect an underwritten offering of the Registrable Securities in response to a Demand Registration Request. In the event that the Company shall determine that a registration statement filed pursuant to Section 7.3 hereof shall include an underwritten public offering of the Registrable Securities:

              (i) the Company shall furnish to each underwriter participating in the offering, or the representative of such underwriters if one has been appointed, a signed counterpart, addressed to such underwriter, of (A) an opinion of counsel to the Company, dated the effective date of such registration statement and the date of the closing under the underwriting agreement and (B) a "cold comfort" letter, dated the effective date of such registration statement and the date of the closing under the underwriting agreement, signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities; and

                  (ii) the Company, as soon as practicable, but in any event not later than forty-five (45) days after the end of the twelve (12) month period beginning on the day after the end of the Company's fiscal quarter during which the effective date of the registration statement occurs (ninety (90) days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), shall make generally available to the Holders of the Registrable Securities, in the manner specified in Rule 158(b) of the Rules and Regulations, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act, covering a period of at least twelve (12) consecutive months after the effective date of the registration statement; and

                  (iii) the Company shall deliver promptly to the managing underwriter(s), copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit the managing underwriter(s) to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request; and

                  (iv) the Company shall enter into an underwriting agreement with the managing underwriter(s) selected for such underwriting by Holders holding a Majority of the Registrable Securities (assuming the exercise of all

Warrants) requested to be included in such underwriting. Such agreement shall be satisfactory in form and substance to the Company, each Holder participating in the underwritten offering and such managing underwriter(s), and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter(s). The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their securities. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution; and

                  (v) the reasonable out-of-pocket costs incurred by the Company in providing any opinion or "cold comfort" letter pursuant to Section 7.4(h)(i) hereof shall be borne as follows: (A) in the event that the underwritten offering includes any securities being sold for the account of the Company or any securities owned by another security holder of the Company who has not agreed to pay any portion of such costs, the Company shall pay all such costs;
(B) in the event that the underwritten offering consists solely of Registrable Securities, the particpating Holders will pay all such costs and (C) in the event that the underwritten offering consists of Registrable Securities and other outstanding securities whose owners have agreed to pay a pro rata portion of such costs, such costs will be shared pro rata among the participating Holders and the holders of the other outstanding securities included in such offering according to the same ratio as the number of securities proposed to be registered by each holder bears to the total nuber of securities proposed to be registered by all of the security holders included in such offering.

                  (i) For purposes of this Agreement, the term "Majority", shall mean in excess of fifty percent (50%) of the then-outstanding Warrants or Warrant Shares (assuming the exercise of all Warrants) that (i) are not held by the Company, an affiliate, officer, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act or pursuant to Rule 144(k) of the Act or any comparable exemption from registration.

         7.5 Other Agreements. The Company agrees that during the Warrant Exercise Term, without the consent of the holders of the Registrable Securities, it will not enter into any agreement which grants a holder of the Company's Common Stock (or securities convertible into or exercisable for the Common Stock) on the date of this Agreement of affiliate of such holder registration rights with respect to any of the Company's securities on terms more favorable than those granted to each of the Warrant Holders herein with respect to their Registrable Securities.

         8.   Adjustments to Exercise Price and Number of Securities

         8.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         8.2 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         8.3  Definitions.

              (a) For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock, consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

              (b) For the purposes of this Section 8, the term "Exercise Price" shall mean the Exercise Price per share of Common Stock set forth in Section 6 hereof, as adjusted from time to time pursuant to the provisions of this Section 8.

         8.4 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation, which does not result in any reclassification or change of the outstanding shares of Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to each Holder of a Warrants a supplemental warrant agreement providing that each Holder of a then - outstanding Warrant shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of the Warrant, the kind and amount of shares of stock and other securities and property receivable by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 8. The above provision of this Section shall similarly apply to successive consolidations or mergers.

         8.5 No Adjustment of Exercise Price in Certain Cases. Notwithstanding anything herein to the contrary, no adjustment of the Exercise Price shall be made:

              (a) Upon the issuance or sale of the Warrant Shares, or the conversion or exercise of any option, warrant, contractual right or other convertible security outstanding on the date hereof;

              (b) Upon the issuance of options or grant of other stock-based awards pursuant to the Company's stock option or stock incentive plan in effect on the date hereof, or the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any such options;

              (c) Upon the issuance of equity securities in a "Strategic Transaction." For purposes hereof, a "Strategic Transaction" shall mean the sale of the Company's equity securities to a strategic investor in connection with the Company entering into a commercial relationship with such investor who will be likely to have a positive impact on the value of the Company by virtue of such investor's relationship with, and investment in, the Company as determined in good faith by the Board of Directors.

              (d) If the amount of said adjustment shall be less than five cents ($.05) per security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least five cents ($.05) per security.

         9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

         11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on the Nasdaq if the Common Stock is quoted on Nasdaq.

         12. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of the Warrants the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

              (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

              (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

              (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property assets and business as an entirety shall be proposed;

                  then, in any one or more of said events the Company shall give the Holders of Warrants a written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         13. Notices. All notices requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

              (a) If to a registered Holder, to the address of such Holder as shown on the books of the Company; or

              (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

         14. Supplements and Amendments. The Company and the Underwriter may from time to time supplement or amend this Agreement without the approval of any Holders of the Warrants and/or Warrant Shares (other than the Underwriter) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem shall not adversely affect the interests of the Holders of Warrants and Warrant Shares.

         15. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company the Underwriter, the Holders and their respective successors and assigns hereunder.

         16. Termination. This Agreement shall terminate at the close of business seven (7) years after the effective date of this Agreement. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised and all Warrant Shares have been resold to the public; provided, however, that the indemnification provisions of Section 7 shall survive such termination and shall terminate ten (10) years after the date of this Agreement.

         17.  Governing Law: Submission to Jurisdiction.

              (a) This Agreement and each Warrant and Warrant Share issued hereunder shall be construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

              (b) The Company, the Underwriter and each of the Holders hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Underwriter and each of the Holders hereby irrevocably waives any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Underwriter and any Holder (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Underwriter and each of the Holders agrees that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         18. Entire Agreement: Modification. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

         19. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or nonenforceability shall not affect any other provision of this Agreement.

         20. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Underwriter and any other registered Holder of the Warrants or Warrant Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Underwriter and any other Holder of the Warrants or Warrant Shares.

         22. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                                 SUPREMA SPECIALTIES, INC.


                                                 By:____________________________
                                                     Name:
                                                     Title:



                                                 HOBBS MELVILLE SECURITIES CORP.

                                                 By:____________________________
                                                     Name:
                                                     Title:

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                            EXERCISABLE ON OR BEFORE
                    5:30 P.M., NEW YORK TIME, ______________

No. W-   _________ Warrants

                               WARRANT CERTIFICATE

         This Warrant Certificate certifies that ___________________, or registered assigns, is the registered holder of ______ Warrants to purchase initially, at any time from _______________ until 5:30 p.m. New York time on _______________ (the "Expiration Date"), up to _____ fully-paid and non-assessable shares of common stock, par value $.01 per share ("Common Stock") of Suprema Specialties, Inc., a New York corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $____ per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of July __, 2000 between the Company and Hobbs Melville Securities Corp. (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

         No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of June __, 2000                              SUPREMA SPECIALTIES, INC.

[SEAL]
                                                       By:______________________
                                                       Name:
                                                       Title:

[FORM OF ELECTION TO PURCHASE]


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ____________ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Suprema Specialties, Inc. in the amount of $____________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of _____________ whose address is ___________________ and that such Certificate be delivered to
___________________ whose address is ________________.

Dated:

                                              Signature ________________________
                                              (Signature must conform in all
                                              respects to name of holder as
                                              specified on the face of the
                                              Warrant Certificate.)



                                              ----------------------------------
                                              Insert Social Security or Other
                                              Identifying Number of Holder)

ASSIGNMENT FORM

The Holder hereby assigns and transfers unto

Name ___________________________________________________________________________
      (Please typewrite or print in block letters)

Address ________________________________________________________________________
________________________________________________________________________________

the right to purchase Common Stock of Suprema Specialties, Inc. represented by this Warrant to the extent of _______________ shares of Common Stock as to which such right is exercisable and does hereby irrevocably constitute and appoint ________________________________ Attorney, to transfer the same on the books of
_____________ with full power of substitution in the premises.


Date: ___________________, 2000


                                              __________________________________
                                              Name of Registered Holder



                                              __________________________________
                                              Signature



                                              __________________________________
                                              Signature, if held jointly